Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2024 with respect to the audited financial statements of DSS, Inc., included in its Annual Report (Form 10-K) for the years ended December 31, 2023 and 2022, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/S/ Grassi & Co., CPAs, P.C.

Jericho, New York

September 6, 2024